UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2014

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Olathe Blvd., Kansas City, KS 66103		66103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, include area code: (913) 951-2132

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In March 2013, Aratana Therapeutics, Inc. (“Aratana”) entered into a loan and security agreement (the “Credit Facility”), with Square 1 Bank (“Square 1”), as lender, and in October 2013, Aratana and Vet Therapeutics, Inc. (“Vet Therapeutics”) entered into an amendment of the Credit Facility. On June 13, 2014, Aratana and Vet Therapeutics entered into an additional amendment of the Credit Facility (the “Second Credit Facility Amendment”), which, among other things, converted the $15.0 million in outstanding term loans under the Credit Facility into non-revolving loans and modified certain terms and conditions of the loans, including fixing the interest rate at a fixed annual rate of 5.50%. Aratana is only required to pay interest (not principal) on the non-revolving term loans until June 13, 2016, on which date such non-revolving term loans will be due. If Aratana and Vet Therapeutics, however, remain in compliance with the terms of the Credit Facility through June 13, 2016 and Square 1, Aratana and Vet Therapeutics mutually agree to new financial covenants, Aratana and Vet Therapeutics shall have the option (subject to Square 1’s agreement to such new financial covenants) to amortize the principal amount of the loans under the Credit Facility starting on June 13, 2016. If Aratana and Vet Therapeutics elect to amortize the principal amount of the loans under the Credit Facility on June 13, 2016, the principal amount of the loans shall be payable in 24 equal monthly installments of principal, plus all accrued but unpaid interest, beginning on the date that is one month immediately following June 13, 2016.

Simultaneously with the closing of the Second Credit Facility Amendment on June 13, 2014, Aratana entered into a pledge and security agreement with Square 1, pursuant to which Aratana pledged 65% of the issued and outstanding shares of Wildcat Acquisition BVBA, a company formed in Belgium and a wholly owned subsidiary of Aratana, to Square 1 as collateral under the Credit Facility.

The foregoing description of the terms of the Second Credit Facility Amendment is qualified in its entirety by reference to the provisions the Second Credit Facility Amendment, a copy of which is attached hereto Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated June 13, 2014, by and among Aratana Therapeutics, Inc., Vet Therapeutics, Inc. and Square 1 Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: June 13, 2014	By:	/s/ Steven St. Peter
Steven St. Peter, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated June 13, 2014, by and among Aratana Therapeutics, Inc., Vet Therapeutics, Inc. and Square 1 Bank.